EXHIBIT 6.36
EXHIBIT 10.36

BUSINESS LOAN AGREEMENT

Principal $1,473,310.50	Loan Date 10-28-2003	Maturity 11-15-2013	Loan No 9001	Call/Coll	Account 0069865997	Officer AMK	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PORTLAND BREWING COMPANY 2730 NW 31ST AVE PORTLAND, OR 97210	Lender:	Sterling Savings Bank Tualatin 8225 SW Tualatin-Sherwood Rd Tualatin, OR 97062

THIS BUSINESS LOAN AGREEMENT dated October 28, 2003, is made and executed between PORTLAND BREWING COMPANY (“Borrower”) and Sterling Savings Bank (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement (“Loan”). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth In this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of October 28, 2003, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth In this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Oregon. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 2730 NW 31ST AVE, PORTLAND, OR 97210. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower’s articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in

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Loan No: 9001	(Continued)	Page 2

Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements. As soon as available, but in no event later than thirty (30) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower in form satisfactory to Lender.

Tax Returns. As soon as available, but in no event later than one-hundred-twenty (120) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a tax professional satisfactory to Lender.

Additional Requirements. BORROWER SHALL PROVIDE ANNUAL FINANCIAL STATEMENTS WITHIN 90 DAYS OF FISCAL YEAR END AND TAX RETURNS WITHIN 120 DAYS OF FILING FOR GUARANTORS.

BORROWER SHALL PROVIDE ACCOUNTS RECEIVABLE AND PAYABLE AGINGS MONTHLY.

BORROWER SHALL PROVIDE AN ANNUAL INVENTORY AGING.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Minimum Income and Cash flow Requirements. Other Cash Flow requirements are as follows: Borrower shall maintain a Debt Service Coverage of 1.300 to 1.000 evaluated at year-end. Debt Service Coverage = Net Profit (after tax) + depreciation + depletion + amortization + interest expense — draws and distributions + capital contributions / current portion long-term debt (previous year) + Interest expense.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender’s forms, and in the amounts and under the conditions set forth in those guaranties.

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Names of Guarantors ROBERT M. MACTARNAHAN MACTARNAHAN LIMITED PARTNERSHIP	Amounts Unlimited Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all covenants, terms, conditions and provisions set forth in the Hazardous Substances Certificate and Indemnity Agreement executed in connection with the Loan.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as

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Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.     Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any Loan.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

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FRAUDS DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Oregon. This Agreement has been accepted by Lender in the State of Oregon.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Washington County, State of Oregon.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such

BUSINESS LOAN AGREEMENT
Loan No: 9001	(Continued)	Page 6

time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time Is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.     The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means PORTLAND BREWING COMPANY, and all other persons and entities signing the Note in whatever capacity.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means Sterling Savings Bank, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word “Note” means the Note executed by PORTLAND BREWING COMPANY in the principal amount of $1,473,310.50 dated October 28, 2003, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED OCTOBER 28, 2003.

BUSINESS LOAN AGREEMENT
Loan No: 9001	(Continued)	Page 7

BORROWER:

PORTLAND BREWING COMPANY

By:	/s/ FREDERICK L. BOWMAN FREDERICK L. BOWMAN, President of PORTLAND BREWING COMPANY	By:	/s/ JEROME M. CHICVARA JEROME M. CHICVARA, Chief Operating Officer of PORTLAND BREWING COMPANY

LENDER:

STERLING SAVINGS BANK

By:	/s/ ANNE KERN Authorized Signer

CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL / SUBORDINATE DEBT

Principal $1,473,310.50	Loan Date 10-28-2003	Maturity 11-15-2013	Loan No 9001	Call/Coll	Account 0069865997	Officer AMK	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PORTLAND BREWING COMPANY 2730 NW 31ST AVE PORTLAND, OR 97210	Lender:	Sterling Savings Bank Tualatin 8225 SW Tualatin-Sherwood Rd Tualatin, OR 97062

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION’S EXISTENCE. The complete and correct name of the Corporation is PORTLAND BREWING COMPANY (“Corporation”). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Oregon. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 2730 NW 31ST AVE, PORTLAND, OR 97210. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation’s state of organization or any change in the Corporation’s name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation’s business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation’s shareholders, duly called and held on October 28, 2003, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICERS.     The following named persons are officers of PORTLAND BREWING COMPANY:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
FREDRICK L BOWMAN	President	Y	X/S/ FREDRICK L BOWMAN
JEROME M CHICVARA	Chief Operating Officer	Y	X/S/ JEROME M CHICVARA

ACTIONS AUTHORIZED. Any two (2) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any two (2) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation’s credit accommodations, on Lender’s forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation’s indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Corporation, as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Subordination. To subordinate, in all respects, any and all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from any person or entity to the Corporation to all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from such person or entity to Lender (“Subordinated Indebtedness”), together with subordination by the Corporation of any and all security interests of any kind, whether now existing or hereafter acquired, securing payment or performance of the Subordinated Indebtedness; all on such subordination terms as may be agreed upon between the Corporation’s Officers and Lender and in such amounts as in their judgment should be subordinated.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation’s account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as

CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL / SUBORDINATE DEBT
Loan No: 9001	(Continued)	Page 9

the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: None.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation’s name; (B) change in the Corporation’s assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation’s principal office address; (F) change in the Corporation’s state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation’s name or state of organization will take effect until after Lender has received notice

FRAUDS DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officers named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender’s address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, We have hereunto set our hand.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral / Subordinate Debt is dated October 28, 2003.

CERTIFIED TO AND ATTESTED BY:

By:	/s/ FREDERICK L. BOWMAN Authorized Signer for PORTLAND BREWING COMPANY

By:	/s/ JEROME M CHICVARA Authorized Signer for PORTLAND BREWING COMPANY

NOTE: If the officers signing this Resolution are designated by the foregoing document as one of the officers authorized to act on the Corporation’s behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

RESOLUTION OF CORPORATE PARTNER

Principal $1,473,310.50	Loan Date 10-28-2003	Maturity 11-15-2013	Loan No 9001	Call/Coll	Account	Officer AMK	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PORTLAND BREWING COMPANY 2730 NW 31ST AVE PORTLAND, OR 97210	Lender:	Sterling Savings Bank Tualatin 8225 SW Tualatin-Sherwood Rd Tualatin, OR 97062

Corporation:	HARMER MILL & LOGGING SUPPLY CO. 4670 SW PACIFIC ST BEAVERTON, OR 97005

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION’S EXISTENCE. The complete and correct name of the Corporation is HARMER MILL & LOGGING SUPPLY CO. (“Corporation”). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Oregon. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 4670 S.W. PACIFIC ST, BEAVERTON, OR 97005. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation’s state of organization or any change in the Corporation’s name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation’s business activities.

RELATIONSHIP TO GRANTOR AND GUARANTOR. The Corporation is a Partner in MACTARNAHAN LIMITED PARTNERSHIP. MACTARNAHAN LIMITED PARTNERSHIP has agreed to guaranty, and has agreed to grant collateral for a loan or loans and other financial accommodations from Lender, including those which may be described on any exhibit or schedule attached to this Resolution. The Corporation has considered the value to itself of MACTARNAHAN LIMITED PARTNERSHIP guarantying such loans or financial accommodations and granting the collateral.

AUTHORIZATION TO BE A PARTNER. The Corporation is authorized to be and become a Partner in the Partnership named MACTARNAHAN LIMITED PARTNERSHIP, whose office is at 11416 LYNNRIDGE, PORTLAND, OR 97225.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation’s shareholders, duly called and held on October 28, 2003, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER.     The following named person is an officer of HARMER MILL & LOGGING SUPPLY CO.:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
ROBERT M MACTARNAHAN	President	Y	X/s/ ROBERT M MACTARNAHAN

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Execute Documents. To execute and deliver to Lender the form of Partnership Authorization and other loan documents submitted by Lender, confirming the nature and existence of MACTARNAHAN LIMITED PARTNERSHIP, including the Corporation’s participation in MACTARNAHAN LIMITED PARTNERSHIP as a Partner, and evidencing the terms of the loan from Lender to MACTARNAHAN LIMITED PARTNERSHIP.

Authorize Officers. To authorize other officers or employees of the Corporation, from time to time, to act in his or her stead or as his or her successors on behalf of the Corporation as Partner in MACTARNAHAN LIMITED PARTNERSHIP.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation’s name; (B) change in the Corporation’s assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation’s principal office address; (F) change in the Corporation’s state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation’s name or state of organization will take effect until after Lender has received notice

PARTICIPATION AUTHORIZED. The Corporation’s participation in MACTARNAHAN LIMITED PARTNERSHIP as a Partner and the execution, delivery, and performance of the documents described herein have been duly authorized by all necessary action by the Corporation and do not conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of incorporation, bylaws, or any agreement or other instrument binding upon the Corporation or (B) any law, governmental regulation, court decree, or order applicable to the Corporation.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

RESOLUTION OF CORPORATE PARTNER
Loan No: 9001	(Continued)	Page 11

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender’s address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, We have hereunto set our hand.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Resolution of Corporate Partner is dated October 28, 2003.

CERTIFIED TO AND ATTESTED BY:

By:	/s/ ROBERT M MACTARNAHAN Authorized Signer for HARMER MILL & LOGGING SUPPLY CO.

PARTNERSHIP AUTHORIZATION

Principal $1,473,310.50	Loan Date 10-28-2003	Maturity 11-15-2013	Loan No 9001	Call/Coll	Account	Officer AMK	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PORTLAND BREWING COMPANY 2730 NW 31ST AVE PORTLAND, OR 97210	Lender:	Sterling Savings Bank Tualatin 8225 SW Tualatin-Sherwood Rd Tualatin, OR 97062

Corporation:	MACTARNAHAN LIMITED PARTNERSHIP 11416 LYNNRIDGE PORTLAND, OR 97225

IN CONSIDERATION OF the existing or proposed lending or banking relationship between PORTLAND BREWING COMPANY (“Borrower”) and Sterling Savings Bank (“Lender”), the persons signing below jointly and severally and on behalf of the Partnership represent and certify to Lender that:

THE PARTNERSHIP’S EXISTENCE. The complete and correct name of the Partnership is MACTARNAHAN LIMITED PARTNERSHIP (“Partnership”). The Partnership is a limited partnership which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Oregon. The Partnership is duly authorized to transact business in all other states in which the Partnership is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Partnership is doing business. Specifically, the Partnership is, and at all times shall be, duly qualified as a foreign limited partnership in all states in which the failure to so quality would have a material adverse effect on its business or financial condition. The Partnership has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Partnership maintains an office at 11416 LYNNRIDGE, PORTLAND, OR 97225. Unless the Partnership has designated otherwise in writing, the principal office is the office at which the Partnership keeps its books and records. The Partnership will notify Lender prior to any change in the location of the Partnership’s principal office address or any change in the Partnership’s name. The Partnership shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Partnership and the Partnership’s business activities.

AUTHORIZATIONS ADOPTED. At a meeting of the partners of the Partnership, duly called and held on October 28, 2003, or by other duly authorized action in lieu of a meeting, the agreements and authorizations set forth in this Authorization were adopted.

PARTNERS.     The following named persons and entities are partners of MACTARNAHAN LIMITED PARTNERSHIP:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
ROBERT M MACTARNAHAN	Limited Partner	N	/s/ ROBERT M MACTARNAHAN
HARMER MILL & LOGGING SUPPLY CO.	General Partner	Y	/s/ ROBERT M MACTARNAHAN
RUTH A. MACTARNAHAN TRUST	Limited Partner	N	/s/ ROBERT M MACTARNAHAN

ACTIONS AUTHORIZED. The authorized entity listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Partnership. Specifically, but without limitation, the authorized entity is authorized, empowered, and directed to do the following for and on behalf of the Partnership:

Guaranty. To guarantee or act as surety for loans or other financial accommodations to Borrower from Lender on such guarantee or surety terms as may be agreed upon between the partner of the Partnership and Lender and in such sum or sums of money as in its judgment should be guaranteed or assured, (the “Guaranty”).

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Partnership or in which the Partnership now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Partnership, as security for the Guaranty, and as a security for the payment of any loans, any promissory notes, or any other or further indebtedness of PORTLAND BREWING COMPANY to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered. The provisions of this Authorization authorizing or relating to the pledge, mortgage, transfer, endorsement, hypothecation, granting of a security interest in, or in any way encumbering, the assets of the Partnership shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of PORTLAND BREWING COMPANY to Lender. The Partnership has considered the value to itself of lending collateral in support of such indebtedness, and the Partnership represents to Lender that the Partnership is benefited by doing so.

Subordination. To subordinate, in all respects, any and all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from any person or entity to the Partnership to all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from such person or entity to Lender (“Subordinated Indebtedness”), together with subordination by the Partnership of any and all security interests of any kind, whether now existing or hereafter acquired, securing payment or performance of the Subordinated Indebtedness; all on such subordination terms as may be agreed upon between the Partnership’s Partners and Lender and in such amounts as in its judgment should be subordinated.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

PARTNERSHIP AUTHORIZATION
Loan No: 9001	(Continued)	Page 13

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Partnership or in which the Partnership may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Partnership’s account with Lender or to cause such other disposition of the proceeds derived therefrom as it may deem advisable.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the partner may in its discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Authorization.

ASSUMED BUSINESS NAMES. The Partnership has filed or recorded all documents or filings required by law relating to all assumed business names used by the Partnership. Excluding the name of the Partnership, the following is a complete list of all assumed business names under which the Partnership does business: None.

JOINT AND SEVERAL LIABILITY. Each partner agrees to be jointly and severally liable for all of the Partnership’s present and future obligations to Lender; however, any limited partners listed above and identified as such will not be liable individually beyond their interest in the Partnership plus any liability created under applicable law or under any other agreements with Lender (such as a guaranty). We represent and warrant to Lender that the Partnership’s agreements with Lender, including the borrowing of monies, do not conflict with, result in a violation of, or constitute a default under any agreement or other instrument with any limited partner of the Partnership; and we agree to indemnify and hold Lender harmless from all claims, costs and expenses relating in any way to any such conflict, violation or default.

NOTICES TO LENDER. The Partnership will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Partnership’s name; (B) change in the Partnership’s assumed business name(s); (C) change in the partners of the Partnership, including the addition of new partners or the departure of current partners from the Partnership; (D) change in the authorized signer(s); (E) change in the Partnership’s principal office address; (F) change in the Partnership’s state of organization; (G) conversion of the Partnership to a new or different type of business entity; or (H) change in any other aspect of the Partnership that directly or indirectly relates to any agreements between the Partnership and Lender. No change in the Partnership’s name, state or organization, or principal office address will take effect until after Lender has received notice

FRAUDS DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS RESIDENCE MUSS’ BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

CERTIFICATION CONCERNING PARTNERS AND AUTHORIZATIONS. The partner named above is duly elected, appointed, or employed by or for the Partnership, as the case may be, and occupies the position set opposite its respective name. This Authorization now stands of record on the books of the Partnership, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Authorization and performed prior to the passage of this Authorization are hereby ratified and approved. This Authorization shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender’s address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Partnership’s agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, We have hereunto set our hand.

We each have read all the provisions of this Authorization, and we each jointly and severally and on behalf of the Partnership certify that all statements and representations made in this Authorization are true and correct. This Partnership Authorization is dated October 28, 2003.

CERTIFIED TO AND ATTESTED BY:

By:	/s/ ROBERT M MACTARNAHAN ROBERT M. MACTARNAHAN, Limited Partner

HARMER MILL & LOGGING SUPPLY CO.

By:	/s/ ROBERT M MACTARNAHAN ROBERT M. MACTARNAHAN, President of HARMER MILL & LOGGING SUPPLY CO.

NOTE: If the partner signing this Authorization is designated by the foregoing document as one of the partners authorized to act on the Partnership’s behalf, it is advisable to have this Authorization signed by at least one non-authorized partner of the Partnership.

CERTIFICATE OF TRUST PARTNER

Principal $1,473,310.50	Loan Date 10-28-2003	Maturity 11-15-2013	Loan No 9001	Call/Coll	Account	Officer AMK	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PORTLAND BREWING COMPANY 2730 NW 31ST AVE PORTLAND, OR 97210	Lender:	Sterling Savings Bank Tualatin 8225 SW Tualatin-Sherwood Rd Tualatin, OR 97062

Corporation:	RUTH MACTARNAHAN TRUST 11416 LYNNRIDGE PORTLAND, OR 97225

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

RELATIONSHIP TO GRANTOR AND GUARANTOR. Trust is a Partner in MACTARNAHAN LIMITED PARTNERSHIP. MACTARNAHAN LIMITED PARTNERSHIP has agreed to guaranty, and has agreed to grant collateral for a loan or loans and other financial accommodations from Lender, including those which may be described on any exhibit or schedule attached to this Certificate. Trust has considered the value to itself of MACTARNAHAN LIMITED PARTNERSHIP guarantying such loans or financial accommodations and granting the collateral.

AUTHORIZATION TO BE A PARTNER. Trust is authorized to be and become a Partner in the Partnership named MACTARNAHAN LIMITED PARTNERSHIP, whose office is at 11416 LYNNRIDGE, PORTLAND, OR 97225.

CERTIFICATION OF TRUST. This Certificate of Trust Partner is given by each of the Trustee voluntarily, pursuant to the Uniform Trustees’ Powers Act as set forth in ORS 128.003 to 128.045 and under penalty of perjury, intending that the facts set forth in this Certificate be relied upon by Lender as true and correct.

(A)	Trust is in existence as of this date and is evidenced by a Trust instrument executed on August 7, 2001.

(B)	The name of the Trustee is: ROBERT M. MACTARNAHAN.

(C)	The name of the Trust Settlor is: RUTH A. MACTARNAHAN.

(D)	The powers of Trustee include the power to do, or perform, all of the acts and things on behalf of Trust set forth in this Certificate.

(E)	Trust is irrevocable.

(F)	The trust instrument requires the signature of any 1 Trustee to exercise any powers of the Trustee.

(G)	Trust’s tax or employer identification number is .

(H)	The Trust is established under the laws of the State of Oregon.

(I)	Title to Trust assets is to be taken in the name of RUTH A. MACTARNAHAN TRUST.

(J)	Trustee hereby certifies that Trust has not been revoked, modified, or amended in any manner which would cause the representations contained in this Certificate to be incorrect and this Certificate is being signed by all of the currently acting Trustees of Trust. Trustee acknowledges and agrees that Lender may require Trustee to provide copies of excerpts from the trust instrument and amendments which designate the Trustee and confer upon the Trustee the power to act in these transactions, and that Lender may require such further identification or legal opinion supporting the Trustee authority and power as Lender shall deem necessary and prudent.

(K)	The Trust may be modified or amended.

BORROWING CERTIFICATE. Trustee, for and on behalf of Trust, is authorized and empowered on behalf of Trust to:

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind Trust. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of Trust:

Execute Documents. To execute and deliver to Lender the form of Partnership Authorization and other loan documents submitted by Lender, confirming the nature and existence of MACTARNAHAN LIMITED PARTNERSHIP, including Trust’s participation in MACTARNAHAN LIMITED PARTNERSHIP as a Partner, and evidencing the terms of the loan from Lender to MACTARNAHAN LIMITED PARTNERSHIP.

Authorize Trustees. To authorize other Trustees or employees of Trust, from time to time, to act in their stead or as their successors on behalf of Trust as Partner in MACTARNAHAN LIMITED PARTNERSHIP.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the Trustee may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Certificate.

NOTICES TO LENDER. The Trustees will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in Trust’s name; (B) change in Trust’s assumed business name(s); (C) change in the Trustees of the Trust; (D) change in the authorized signer(s); (E) change in Trust’s state of organization; (F) conversion of Trust to a new or different type of business entity; or (G) change in any other aspect of Trust that directly or indirectly relates to any agreements between Trust and Lender. No change in Trust’s name or state of organization will take effect until after Lender has received notice

PARTICIPATION AUTHORIZED. Trust’s participation in MACTARNAHAN LIMITED PARTNERSHIP as a Partner and the execution, delivery, and performance of the documents described herein have been duly authorized by all necessary action by Trust and do not conflict with, result in a violation of, or constitute a default under (A) any provision of its, or any agreement or other instrument binding upon Trust or (B) any law, governmental regulation, court decree, or order applicable to Trust.

CERTIFICATION CONCERNING TRUSTEES AND CERTIFICATES. The Trustee named above is duly elected, appointed, or employed by or for Trust, as the case may be, and occupies the position set opposite his or her respective name. This Certificate

CERTIFICATE OF TRUST PARTNER
Loan No: 9001	(Continued)	Page 15

now stands of record on the books of Trust, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Certificate and performed prior to the passage of this Certificate are hereby ratified and approved. This Certificate shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender’s address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of Trust’s agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, I have hereunto set my hand.

I have read all the provisions of this Certificate, and I personally and on behalf of Trust certify that all statements and representations made in this Certificate are true and correct. This Certificate of Trust Partner is dated October 28, 2003.

CERTIFIED TO AND ATTESTED BY: /s/ ROBERT M MACTARNAHAN